UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2022

Chemomab Therapeutics Ltd.

(Exact name of Registrant as Specified in Its Charter)

State of Israel	001-38807	81-3676773
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Kiryat Atidim, Building 7
Tel Aviv, Israel	6158002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972-77-331-0156

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing twenty (20) ordinary shares, no par value per share	CMMB	Nasdaq Capital Market

Ordinary shares, no par value per share	N/A	Nasdaq Capital Market*

* Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Medical Officer & VP, Drug Development

On November 14, 2022, Chemomab Therapeutics Ltd. (the “Company”) announced the appointment of Dr. Matthew B. Frankel as Chief Medical Officer & VP, Drug Development of the Company. Dr. Frankel’s appointment is effective as of November 14, 2022.

The biographical information for Dr. Frankel appears below:

Dr. Matthew B. Frankel, age 54, has 20 years of experience in the pharmaceutical industry, encompassing clinical development and medical affairs. From 2018 until November 2022, Dr. Frankel served as Vice President, Clinical Development and Medical Affairs, Specialty Pharma at Boehringer-Ingelheim Pharmaceuticals, Inc. Prior to that, he served as the Vice President & Head, Immunology and Dermatology Medical Unit at Novartis Pharmaceuticals Corporation from 2016 to 2018. From 2012 to 2016, Dr. Frankel served as the Executive Medical Director of Sandoz and from 2010 through 2012 held the role of Global Medical Director, Clinical Development at Reata Pharmaceuticals (RETA). From 2003 through 2010, he held various senior roles across different companies in the research field. Dr. Frankel received his undergraduate degree from Vassar College, his MD from the University of California, Los Angeles School of Medicine, and his MBA from the J. L. Kellogg Graduate School of Management.

Other than that which is disclosed herein, there are no arrangements or understandings between Dr. Frankel and any other persons pursuant to which he was appointed to serve as Chief Medical Officer & VP, Drug Development and there are no family relationships between Dr. Frankel and any director or executive officer of the Company. Dr. Frankel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement and Other Compensatory Arrangements

In November 2022, Chemomab Therapeutics Inc., the Company's wholly owned subsidiary, entered into an Executive Employment Agreement with Dr. Frankel (the “Agreement”), which took effect on November 14, 2022. Dr. Frankel will receive an annual base salary of $450,000, and will be part of the Company’s bonus program with a yearly bonus potential of 45% of his base annual base salary, which bonus will be based on the board of directors’ assessment of Dr. Frankel’s individual performance and the overall performance of the Company. Dr. Frankel will also be eligible to receive a special signing bonus of $200,000, whereby $100,000 will be payable within sixty (60) days of Dr. Frankel’s start date and $100,000 will be payable within one hundred and twenty (120) days of his start date. Additionally, Dr. Frankel will receive options to purchase 125,000 American Depositary Receipts (each representing twenty (20) ordinary shares of the Company), which options will vest over a four year period with 25% vesting on the first anniversary of the grant date of these options and the remainder vesting in equal amounts over the ensuing 36 month period.

The foregoing description of the terms of the Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety into this Item 5.02.

Item 7.01 Regulation FD Disclosure.

As described in Item 5.02 above, on November 14, 2022, the Company issued a press release announcing the appointment of Dr. Matthew B. Frankel as the Chief Medical Officer & VP, Drug Development of the Company, which appointment is effective immediately. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press release issued by Chemomab Therapeutics Ltd. dated November 14, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOMAB THERAPEUTICS LTD.

Date: November 14, 2022	By:	/s/ Donald Marvin
Name: Donald Marvin Title: Executive V.P., Chief Financial Officer and Chief Operating Officer